November 5, 2015
FOR IMMEDIATE RELEASE

Contact: Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION
ANNOUNCES THIRD QUARTER 2015 RESULTS

New York, New York, November 5, 2015--Leucadia National Corporation (NYSE: LUK) today announced its financial results for the three and nine month periods ended September 30, 2015. Primarily due to unrealized fair value markdowns with respect to our investments in FXCM and HRG, adjusted net income attributable to Leucadia National Corporation common shareholders, which excludes the operating results of Jefferies' Bache business, was a loss of $128.9 million, or ($0.35) per diluted share, for the third quarter. Adjusted net income was a positive $301.4 million, or $0.79 per diluted share, for the nine months ended September 30, 2015. Including the results of the Bache business, net income attributable to Leucadia National Corporation common shareholders was a net loss of $173.2 million, or ($0.47) per diluted share, for the third quarter, and positive net income of $224.0 million, or $0.59 per diluted share, for the nine months ended September 30, 2015.

Rich Handler, CEO of Leucadia, and Brian Friedman, President of Leucadia, said: "Leucadia's third quarter 2015 results were primarily impacted by the fair value adjustment decreases in FXCM and HRG, the continued effects of cattle-herd rebuilding at National Beef and the previously reported challenges in Jefferies' Fixed Income results. The balance of our businesses are either contributing well to our results or continue to create long-term value that isn't yet manifesting in a material way in our GAAP earnings. We are pleased that our more established businesses, including Berkadia, Garcadia, Conwed and Idaho Timber, continue to provide strong returns on tangible equity. We are encouraged by the direction and momentum at HRG and FXCM, and look forward to meaningful progress in the fourth quarter and 2016. We are optimistic we will see meaningful improvement at Jefferies and National Beef in 2016.

"We continue to receive interest and principal payments in respect of the note component of our investment in FXCM, with the remaining balance outstanding expected to be repaid by the end of the first quarter of 2016. Our fair value adjustment this quarter reduced our cumulative gains from our FXCM investment during the year to $461 million, a reflection of the decrease in the publicly traded share price of FXCM impacting the estimated value of the participation portion of our investment. As of November 4, 2015, our January net investment of $279.0 million has yielded us so far cumulative cash of $134.9 million, the remaining outstanding $195.3 million principal loan balance and our rights to participate in residual cash distributions.

"During the quarter we purchased a total of 4.4 million of our common shares, 3.5 million of which were purchased during September, at an average price per share of $20.79. This brings our total shares purchased under our buyback program to 5 million at an average price of $20.87."

* * * *

For more information on the Company’s results of operations for the three and nine months ended September 30, 2015, please see the Company’s Form 10-Q, which will be filed with the Securities and Exchange Commission today.

This press release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future and statements that are not historical facts. These forward looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our business and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained in reports we file with the SEC. You should read and interpret any forward looking statement together with reports we file with the SEC.

SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2014	2015	2014

Net revenues	$2,366,096	$3,003,643	$8,390,242	$8,798,130

Net realized securities gains	$236	$3,848	$24,418	$20,903

Income (loss) from continuing operations before income
taxes and income related to associated companies	$(296,428)	$89,242	$220,884	$308,876

Income related to associated companies	24,243	28,917	94,501	84,298

Income (loss) from continuing operations before income taxes	(272,185)	118,159	315,385	393,174

Income tax provision (benefit)	(90,273)	59,906	107,834	163,885

Income (loss) from continuing operations	(181,912)	58,253	207,551	229,289

Income (loss) from discontinued operations,
including gain on disposal, net of taxes	1,729	2,009	1,729	(10,640)

Net income (loss)	(180,183)	60,262	209,280	218,649

Net (income) loss attributable to the noncontrolling
interests	1,238	1,058	1,828	(567)

Net (income) loss attributable to the redeemable
noncontrolling interests	6,788	(5,625)	15,931	(966)

Preferred stock dividends	(1,016)	(1,016)	(3,047)	(3,047)

Net income (loss) attributable to Leucadia National
Corporation common shareholders	$(173,173)	$54,679	$223,992	$214,069

Basic earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Income (loss) from continuing operations	$(0.47)	$0.14	$0.59	$0.59
Gain (loss) from discontinued operations, including gain on disposal	—	—	—	(0.03)
Net income (loss)	$(0.47)	$0.14	$0.59	$0.56

Number of shares in calculation	372,547	373,347	373,181	371,372

Diluted earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Income (loss) from continuing operations	$(0.47)	$0.14	$0.59	$0.59
Gain (loss) from discontinued operations, including gain on disposal	—	—	—	(0.03)
Net income (loss)	$(0.47)	$0.14	$0.59	$0.56

Number of shares in calculation	372,547	373,375	373,187	373,265

LEUCADIA NATIONAL CORPORATION
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2015
	GAAP	Adjustments	Adjusted

Net revenues	$2,366,096	$4,289	$2,370,385

Income (loss) from continuing operations before income taxes	$(272,185)	$64,114	$(208,071)

Net income (loss) attributable to Leucadia National Corporation common shareholders	$(173,173)	$44,318	$(128,855)

Basic earnings (loss) per common share attributable to Leucadia National Corporation common shareholders	$(0.47)		$(0.35)

Diluted earnings (loss) per common share attributable to Leucadia National Corporation common shareholders	$(0.47)		$(0.35)

	Nine Months Ended September 30, 2015
	GAAP	Adjustments	Adjusted

Net revenues	$8,390,242	$(80,562)	$8,309,680

Income from continuing operations before income taxes	$315,385	$114,849	$430,234

Net income attributable to Leucadia National Corporation common shareholders	$223,992	$77,437	$301,429

Basic earnings per common share attributable to Leucadia National Corporation common shareholders	$0.59		$0.79

Diluted earnings per common share attributable to Leucadia National Corporation common shareholders	$0.59		$0.79

Adjustments:

Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, have been classified as a reduction of revenue in the calculation above.

Expenses directly related to the operations of the Bache business have been excluded from Adjusted income from continuing operations before income taxes. These expenses include floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology and occupancy expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business. They also include compensation expense and benefits expense for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel. Costs related to the exit of the Bache business have also been excluded.